UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

HQ SUSTAINABLE MARITIME

INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33473	62-1407522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA 98101

(Address of Principal Executive Office) (Zip Code)

(206) 621-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

HQ Sustainable Maritime Industries, Inc. (the “Company”) is filing this Amendment No. 1 to the Current Report on Form 8-K (the “Amendment No. 1”) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2011 (the “Original Filing”) to address comments on the Original Filing as received from the SEC Division of Corporation Finance staff. This Amendment No. 1 amends and restated Item 4.01 disclosures included in the Original Filing in their entirety to address such comments. In addition, the Amended Filing includes as Exhibit 16.1 thereto a copy of the June 13, 2011 correspondence from Schwartz Levitsky Feldman LLP to the SEC relating to the Company’s disclosures in the Original Filing.

The Amendment No. 1, with the exception of the foregoing changes, does not make any other changes to the Original Filing; nor does it purport to update or modify disclosures contained in the Original Filing to reflect events that occurred following the filing date thereof. Accordingly, the Amendment No. 1 should be read in conjunction with the Original Filing and other filings made with the SEC subsequent thereto.

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 26, 2011, the Audit Committee of the Board of Directors of the Company received a written notice from the Company’s auditing firm of Schwartz Levitsky Feldman LLP (“SLF”) that the client-auditor relationship between the Company and SLF has ceased. The written correspondence contained no further information and is attached hereto as Exhibit 99.3.

As described in detail below, the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 has not been completed and, therefore, SLF did not provide its report in connection with such financial statements for the subject period. In addition, the preparation and review of the interim financial statements for the fiscal quarter ended March 31, 2011 is also yet to be completed. The SLF reports on the Company’s financial statements for the fiscal year ended December 31, 2009 and 2008, respectively, and subsequent interim periods did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Similarly, during the fiscal years ended December 31, 2009 and 2008, respectively, and the subsequent interim periods, the Company had no disagreements with SLF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of SLF, would have caused SLF to make reference to the matter in its report, except as follows:

During the course of the audit work relating to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, the Company learned that SLF was not licensed to provide auditing services for the Company and its PRC subsidiaries in the People’s Republic of China (the “PRC”). This information came to the Company’s attention when SLF insisted upon application of certain heightened, more stringent procedures than those utilized by SLF in prior audits of the Company’s financial statements. Specifically, those procedures related to confirmation and verification procedures that involved the collection of information directly from the sources of such information, such as vendors, customers and financial institutions in connection with the 2010 audit work. SLF’s attempt to implement these new direct collection procedures raised the issue of SLF’s lack of PRC licensing since such licensing is a legal pre-requisite for direct collection of information in connection with an audit in the PRC.

The Company also learned that the PRC Ministry of Finance has reconfirmed its policies regarding the performance of fieldwork by foreign auditing firms auditing the financial statements of companies with operations in the PRC. The PRC rules and regulations governing licensing matters require, among other things, that foreign accounting firms obtain administrative permits to conduct auditing services in the PRC, comply with PRC laws regulating the confidentiality and secrecy of information, and keep audit working papers within the PRC. Violators of the foregoing requirements could be subject to legal sanctions in the PRC, ranging from fines and suspension of business licenses to criminal prosecution. Notwithstanding repeated inquiries by the Company, SLF neither confirmed nor denied that it was not properly licensed to provide auditing services in the PRC.

As an alternative to SLF’s more stringent confirmation procedures and a safeguard against violating applicable PRC rules and regulations, the Company proposed that SLF and the Company employ certain “chain of custody” procedures in the confirmation and verification procedures to be utilized in the audit, which the Company believed would satisfy Generally Accepted Auditing Standards. Those proposed procedures involved the proposed collection of the requisite information by the Company in the presence of SLF. Notwithstanding SLF’s initial agreement to utilize such procedures, SLF subsequently and without explanation elected not to utilize this alternative and reverted to its demand to utilize the more stringent confirmation procedures. Thereafter in early May 2011, SLF requested that the Company (and its subsidiaries’) provide certain written representations to be submitted by SLF to the PRC Ministry of Finance in connection with an application SLF intended to make for a Temporary Practice Permit for Offshore Accounting Firm in accordance with the PRC Ministry of Finance’s Interim Provisions on Temporary Auditing Business Activities Carried Out in China Mainland by Offshore Accounting Firms. The Company and SLF apparently have conflicting understandings of those regulations. The Company believes that the subject legal scheme precludes SLF from obtaining such a temporary permit by virtue of SLF’s prior activities in the PRC, and the Company has continued to press SLF to utilize alternative procedures. SLF disagreed with the Company’s view of that regulatory scheme. If the Company’s assessment is correct, the written support that SLF requested that the Company (and its subsidiaries) provided could have subjected the Company to administrative sanctions in the event that the PRC authorities determined that SLF engaged in unpermitted auditing business activities in Hainan Province. The Company, therefore, declined to provide the written authorizations sought by SLF. Subsequently on May 26, 2011, SLF tendered its resignation letter filed as an exhibit to this Current Report.

The Audit Committee of the Board of Directors discussed the foregoing matters with SLF on a number of occasions. On April 11, 2011, the Company filed a Current Report on Form 8-K, disclosing Chairman of the Audit Committee’s resignation from the Audit Committee and the Board at large. Mr. Intrater’s resignation letter cited differences and disagreements with management as the basis for his resignation. A copy of that letter was filed as exhibit to the Current Report on Form 8-K filed on April 11, 2011.

On May 25, 2011 a representative of SLF placed a telephone call to Mr. Fred Bild, a member of the Company’s Audit Committee, and informed him that SLF would resign because of its inability to proceed due to the lack of support from management in SLF efforts to complete the audit.

As of the date hereof, the Company has not engaged a registered independent public accounting firm to succeed SLF and to audit its 2010 financial statements. When the Company does engage a new firm, however, the Company intends to authorize SLF to respond fully to the inquiries of the successor accounting firm concerning the foregoing matters.

In addition, except as set forth elsewhere in this filing, during SLF’s engagement with the Company and in the subsequent interim periods through its resignation, SLF did not advise the Company:

(i) that the internal controls necessary for the Company to develop reliable financial statements do not exist;

(ii) that information had come to its attention that had led it to no longer be able to rely on management’s representations, or that had made SLF unwilling to be associated with the financial statements prepared by management,

(iii) of the need to expand significantly the scope of its audit; or

(iv) that information had come to its attention that if further investigated (i) might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements) or (ii) might cause SLF to be unwilling to rely on management’s representations or to be associated with the Company’s financial statements, or that for any reason, the issue has not been resolved to SLF’s satisfaction prior to its resignation.

In accordance with Item 304(a)(3) of Regulation S-K, a copy of the draft of this Current Report on Form 8-K has been provided to SLF with a request that SLF furnish the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. No such letter has been provided to the Company as of the filing date of this Current Report. However, SLF provided a letter addressed to the Audit Committee of the Board of Directors in which SLF stated, among other things, that “… the draft Form 8-K does not accurately set forth the reasons for the resignation of Schwartz Levitsky Feldman LLP…” In addition, SLF, in the same letter to the Audit Committee stated, among other things, that “…SLF’s resignation was the result of culmination of several factors which lead SLF to conclude that it could no longer rely upon representations of HQ’s management and, thus, lead SLF to decide to resign as HQ’s auditors.” A true copy of SLF’s letter to the Audit Committee is filed as Exhibit 99.2 to this Current Report. Any references to such letter are qualified in their entirety by the text of the letter. All readers of this Current Report are encouraged to read the entire text of such letter. In addition, on a call between the Company’s and SLF’s counsel, SLF’s counsel cited several factors for SLF’s resignation, including, among other things, difficulties in confirming receivable balances in the PRC, the Company’s management’s resistance to SLF’s suggestions, lack of cooperation and promptness by the Company’s management in connection with SLF’s request relating to its temporary licensing application in the PRC, lack of promptness in sharing of the information with SLF relating to the Company’s submissions to the NYSE Amex, and SLF’s understanding that, contrary to the Company’s representations to the NYSE Amex, the Audit Committee and the Board of Directors authorized engagement of independent counsel to investigate circumstances leading to the Company’s inability to complete the 2010 audit and file its Annual Report within the prescribed timeframe.

The Company is in the process of searching for a new independent registered auditing firm. The Company will provide details of such engagement upon completion of the engagement process.

Section 9 – Exhibits

Item 9.01	Exhibits

16.1	Letter from Schwartz Levitsky Feldman LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HQ Sustainable Maritime Industries, Inc.

By:	/s/ Norbert Sporns
Norbert Sporns
Chief Executive Officer

Date: June 14, 2011

Exhibit Index

Exhibit No.	Description

16.1	Letter from Schwartz Levitsky Feldman LLP.